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                                                                    Exhibit 99.1


                         BAY APARTMENT COMMUNITIES, INC.

                 1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
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                                TABLE OF CONTENTS

Section                                                                Page
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1.   Purpose............................................................A-1

2.   Definitions........................................................A-1
     2.1   Account......................................................A-1
     2.2   Bay..........................................................A-1
     2.3   Beneficiary..................................................A-1
     2.4   Board........................................................A-1
     2.5   Closing Price................................................A-1
     2.6   Committee....................................................A-1
     2.7   Election Form................................................A-1
     2.8   Election Period..............................................A-1
     2.9   Eligible Director............................................A-1
     2.10  Eligible Employee............................................A-2
     2.11  Participant..................................................A-2
     2.12  Participating Employer.......................................A-2
     2.13  Plan.........................................................A-2
     2.14  Plan Administrator...........................................A-2
     2.15  Purchase Period..............................................A-2
     2.16  Purchase Price...............................................A-2
     2.17  Stock........................................................A-2

3.   Stock Issuable.....................................................A-2

4.   Administration.....................................................A-3

5.   Participation......................................................A-3

6.   Contributions......................................................A-3
           (a)      Initial Contributions...............................A-3
           (b)      Changes in Contributions and Withdrawals............A-4
           (c)      Section 401(k) Hardship Withdrawals.................A-4
           (d)      Account Credits, General Assets and Taxes...........A-4
           (e)      Automatic Refunds...................................A-4

7.   Purchase of Stock..................................................A-5

8.   Delivery...........................................................A-5

9.   Designation of Beneficiary.........................................A-5



                                       (i)
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Section                                                                Page
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10.  Transferability....................................................A-6

11.  Amendment or Termination...........................................A-6

12.  Notices............................................................A-6

13.  Employment.........................................................A-6

14.  Employment Transfers...............................................A-7

15.  Shareholder Approval...............................................A-7

16.  Headings, References and Construction..............................A-7


                                      (ii)
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1.       Purpose

         The primary purpose of this Plan is to encourage Stock ownership by each Eligible Director and each Eligible Employee in the belief that such ownership will increase his or her interest in the success of Bay.

2.       Definitions

         2.1 Account shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the contributions made on his or her behalf to purchase Stock under the Plan.

         2.2 Bay shall mean Bay Apartment Communities, Inc., a corporation incorporated under the laws of the State of Maryland, and any successor to Bay.

         2.3 Beneficiary shall mean the person designated as such in accordance with Section 9.

         2.4  Board shall mean the Board of Directors of Bay.

         2.5 Closing Price (a) for the first day of any Purchase Period shall mean the closing price for a share of Stock as reported for such day on the New York Stock Exchange or, if no such closing price is so reported for such day, the first closing price which is so reported after such day or, if no such closing price is so reported during the two week period which begins on the first day of such Purchase Period, the fair market value of a share of Stock as determined as of the first day of such Purchase Period by the Committee and (b) for the last day of a Purchase Period shall mean the closing price for a share of Stock as reported for such day on the New York Stock Exchange or, if no such closing price is so reported for such day, the last such closing price which is so reported before such day or, if no such closing price is so reported during the two week period which ends on the last day of such Purchase Period the fair market value of a share of Stock as determined as of the last day of such Purchase Period by the Committee.

         2.6  Committee shall mean the Compensation Committee of the Board.

         2.7 Election Form shall mean the form which an Eligible Director or Eligible Employee shall be required to properly complete in writing and timely file in order to make any of the elections available to an Eligible Director or Eligible Employee under this Plan.

         2.8 Election Period shall mean a period which (a) shall come before a related Purchase Period and (b) shall continue for two calendar months (or such other period as may be set by the Committee).

         2.9 Eligible Director shall mean a person (other than an officer or employee of Bay or a Participating Employer) who has been a member of the Board for at least one full calendar month.

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         2.10  Eligible Employee shall mean each officer or employee of a
Participating Employer

               (a) who is shown on the payroll records of a Participating Employer as a full-time employee and has completed at least one full calendar month of employment with a Participating Employer; or

               (b) who has performed one "year of service," defined as any twelve-month period beginning on such employee's first day of employment or on any anniversary thereof in which he or she is credited with at least 1,000 hours of service.

         2.11 Participant shall mean (a) for each Purchase Period an Eligible Director or Eligible Employee who has elected to purchase Stock in accordance with Section 5 in such Purchase Period and (b) for any period any person for whom Stock is held pending delivery under Section 8.

         2.12 Participating Employer shall mean Bay Apartment Communities, Inc. and any organization owned in whole or in part, directly or indirectly, by Bay Apartment Communities, Inc., which is designated as such by the Committee.

         2.13 Plan shall mean the Bay Apartment Communities, Inc. - 1996 Non-Qualified Employee Stock Purchase Plan as effective as of October 29, 1996 and as thereafter amended from time to time.

         2.14  Plan Administrator shall mean Bay or Bay's delegate.

         2.15 Purchase Period shall mean a period of six months beginning each January 1 and July 1 or such other period set by the Committee before the beginning of the related Election Period which shall begin on a date which follows the end of such Election Period and which shall run for no more than one year.

         2.16 Purchase Price for each Purchase Period shall mean a price which is equal to the lesser of 85% of the Closing Price for a share of Stock on the first day of such period or 85% of the Closing Price on the last day of such period.

         2.17  Stock shall mean the $.01 par value common stock of Bay.

3.       Stock Issuable.

         The maximum number of shares of Stock reserved and available for purchase under the Plan shall be 1,000,000 shares. The shares available for purchase under the Plan may be authorized but unissued shares of Stock, shares held in the treasury of Bay, or from any other proper source. In the event of a stock dividend, stock split or similar capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of shares of Stock available for issuance under the Plan and the Purchase Price.

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4.       Administration

         Except for the exercise of those powers expressly granted to the Committee to determine the Closing Price and who is a Participating Employer and to set the Election Period and the Purchase Period, the Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret the Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Director, each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Director, Eligible Employee or Participant under this Plan.

5.       Participation

         Each person who is an Eligible Director or an Eligible Employee on the last day of an Election Period shall be a Participant in this Plan for the related Purchase Period if he or she properly completes and files an Election Form with the Plan Administrator on or before such date to elect to participate in this Plan. An Election Form may require an Eligible Employee to provide such information and to agree to take such action (in addition to the action required under Section 6) as the Plan Administrator deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

6.       Contributions

                  (a) Initial Contributions. Each Participant's Election Form under Section 5 shall specify the contributions which he or she proposes to make for the related Purchase Period by means of payroll deduction and shall indicate whether he or she proposes to make cash contributions. Contributions by means of payroll deduction shall be expressed as a specific dollar amount or a percentage of the Participant's compensation that his or her Participating Employer is authorized to deduct from his or her compensation each pay day during the Purchase Period, provided

                      (1) the minimum payroll deduction for a Participant for each pay period for purchases under this Plan shall be $10.00, and

                      (2) the maximum payroll contribution and cash contribution which a Participant can make for purchases under this Plan for any calendar year shall be $100,000.


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         Any contributions which a Participant elects to make in cash may be made at any time during a Purchase Period, up through the last day of the Purchase Period.

                  (b) Changes in Contributions and Withdrawals. A Participant shall have the right to amend his or her Election Form after the end of an Election Period to change or to stop his or her payroll contributions, and such election shall be effective as soon as practicable after the Plan Administrator actually receives such amended Election Form. A Participant also shall have the right at any time on or before the last day of a Purchase Period to withdraw (without interest) all or any part of the contributions credited to his or her Account for such Purchase Period by delivering an amended Election Form to the Plan Administrator on or before the last day of such Purchase Period. A withdrawal shall be deducted from the Participant's Account as of the date the Plan Administrator receives such amended Election Form, and the actual withdrawal shall be effected by the Plan Administrator as soon as practicable after such date.

                  (c) Section 401(k) Hardship Withdrawals. If an Eligible Employee makes a hardship withdrawal from an employee benefit plan maintained by Bay or any Participating Employer and the Plan Administrator determines that such withdrawal requires a suspension of contributions under this Plan in order for such other plan to continue to satisfy the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, the Plan Administrator shall have the right unilaterally to suspend such contributions.

                  (d) Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day on which the deduction is made. All contributions made by a Participant under this Plan, whether in cash or through payroll deductions, shall be held by Bay or by such Participant's Participating Employer, as agent for Bay. All such contributions shall be held as part of the general assets of Bay and shall not be held in trust or otherwise segregated from Bay's general assets. No interest shall be paid or accrued on any such contributions. Each Participant's right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of Bay. Each Participating Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of Stock made under this Plan. If a Participant elects to withdraw all of his or her Account under Section 6(b), his or her status as a Participant shall terminate as of the date the Plan Administrator receives such election.

                  (e) Automatic Refunds. The balance credited to the Account of an Eligible Director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Purchase Period, and the balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an employee of a Participating Employer terminates for any reason whatsoever during a Purchase Period. Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. A person's


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status as a Participant under this Plan shall terminate at the same time as his or her status as an Eligible Director or Eligible Employee terminates.

7.       Purchase of Stock

         If a Participant is an Eligible Director or an Eligible Employee through the end of a Purchase Period, the balance which remains credited to his or her Account at the end of such Purchase Period automatically shall be applied in full to purchase Stock at the Purchase Price for such Stock for such Purchase Period. Such Stock shall be purchased on behalf of the Participant by operation of this Plan in whole shares and in any fraction of a whole share (computed to the number of decimal places set by the Plan Administrator) which can be purchased with the remaining balance credited to the Participant's Account.

8.       Delivery

         Unless otherwise requested by the Participant, shares of Stock purchased under the Plan will be held in the name of Bay's transfer agent or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of accounts. Upon the written request of a Participant, a stock certificate representing any shares of Stock purchased under this Plan shall be delivered to a Participant registered in his or her name or, if the Participant so elects on such Election Form and if permissible under applicable law, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. However, (a) no stock certificate representing a fractional share of Stock shall be delivered to a Participant or to a Participant and any other person, (b) cash which the Plan Administrator deems representative of the value of a Participant's fractional share shall be distributed (when a Participant requests a distribution of all of the shares of Stock held for such Participant) in lieu of such fractional share and (c) the Plan Administrator shall have the right to charge a Participant for registering Stock in the name of a Participant and any other person. No Participant (or any person who makes a claim for, on behalf of or in place of a Participant) shall have any interest in any shares of Stock under this Plan until the certificate for such shares of Stock has been delivered to such person or such shares have been credited to a brokerage account maintained for the benefit of such person.

9.       Designation of Beneficiary

         A Participant may designate on his or her Election Form a Beneficiary
(a) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Purchase Period and (b) who shall receive the Stock, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Purchase Period but before either the certificate representing such shares of Stock has been delivered to the Participant or before such Stock has been credited to a brokerage account maintained for the Participant. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Plan


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Administrator receives such amended Election Form. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant, or if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his or her designated Beneficiary under this Section 9.

10.      Transferability

         Neither the balance credited to a Participant's Account nor any rights to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her designated Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect.

11.      Amendment or Termination

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of Bay's shareholders to the extent such approval is required under the laws of the State of Maryland; provided, however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of Bay or such amendment is required by applicable law to be retroactive. The Board also may terminate this Plan and any Purchase Period at any time (together with any related contribution elections) or may terminate any Purchase Period (together with any related contribution elections) at any time, provided, however, no such termination shall be retroactive unless the Board determines that applicable law requires a retroactive termination of this Plan.

12.      Notices

         All Election Forms and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.

13.      Employment

         The right to elect to participate in this Plan shall not constitute an offer of employment or membership on the Board, and no election to participate in this Plan shall constitute an employment agreement for an Eligible Employee or an agreement with respect to Board membership for an Eligible Director. Any such right or election shall have no bearing whatsoever on the employment relationship between an Eligible Employee and any other person or on an Eligible Director's status as a member of the Board. Finally, no Eligible Director or Eligible Employee shall be induced to participate in this Plan, or shall participate

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in this Plan, with the expectation that such participation will lead to employment or continued employment, and no Eligible Director shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to continued membership on the Board.

14.      Employment Transfers

         No Eligible Employee's employment shall be treated as terminated under this Plan as a result of a transfer between, or among, Participating Employers.

15.      Headings, References and Construction

         The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (Section) made herein shall be to sections (Section) of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland.

                                       BAY APARTMENT COMMUNITIES, INC.


                                           /s/ Gilbert M. Meyer
                                       By:_____________________________________

                                              President
                                       Title:__________________________________


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